EXHIBIT 99.1

Jennifer Grancio Appointed to MannKind Board of Directors

WESTLAKE VILLAGE, Calif., March 24, 2020 — MannKind Corporation (NASDAQ:MNKD) today announced that Jennifer Grancio has been appointed to its Board of Directors, effective March 23, 2020. Ms. Grancio will also serve as a member of the Audit Committee of the Board. Ms. Grancio brings to MannKind over twenty years of financial services experience and an expertise in creating disruptive business models.

“We are excited to welcome Ms. Grancio and her years of invaluable leadership to our board of directors,” said Kent Kresa, Chairman of the Board. “Her financial services leadership experience will be an essential asset for MannKind as the company continues to grow. We are committed to surrounding ourselves with the best talent available, and the appointment of Ms. Grancio reflects that effort.”

Ms. Grancio served as a founder and executive with BlackRock’s iShares business from 1999 to 2018. She spearheaded the distribution of iShares in the United States and Europe and acted as the Global Head of Marketing and Partnerships for BlackRock’s indexing service. Through those efforts, Ms. Grancio established herself as a global leader in exchange-traded and mutual funds.

Since her time at BlackRock, she founded Grancio Capital, where she consults with company leaders on the best ways to expand market reach and how to build effective teams to do so. Previously, she was a senior associate with PricewaterhouseCoopers, a management consulting firm.

Ms. Grancio has served as a board member for Ethic, a sustainable investing firm, since November 2019. She serves on the board of Harvest Savings & Wealth as of Q1 2020 and is on the advisory boards of Say Technologies and m+ funds. Ms. Grancio is also active as a strategic advisor and speaker to organizations that are committed to developing diverse senior leaders and to developing leadership in young women.

She earned a bachelor’s degree in economics and international relations from Stanford University, and an MBA degree in strategy and finance from Columbia Business School.

With the addition of Ms. Grancio, there are nine members of the MannKind Board of Directors.

About MannKind Corporation

MannKind Corporation (NASDAQ: MNKD) focuses on the development and commercialization of inhaled therapeutic products for patients with diseases such as diabetes and pulmonary arterial hypertension. MannKind is currently commercializing Afrezza® (insulin human) Inhalation Powder, the Company’s first FDA-approved product and the only inhaled ultra rapid-acting mealtime insulin in the United States, where it is available by prescription from pharmacies nationwide. MannKind is headquartered in Westlake Village, California, and has a state-of-the art manufacturing facility in Danbury, Connecticut. The Company also employs field sales and medical representatives across the U.S. For further information, visit www.mannkindcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties detailed in MannKind’s filings with the SEC. For a discussion of these and other factors, please refer to MannKind’s annual report on Form 10-K for the year ended December 31, 2019 as well as MannKind’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

818-661-5000

ir@mannkindcorp.com